                                 EMPLOYMENT AGREEMENT

            THIS AGREEMENT, dated as of this 9th day of February, 1998, by and between GETTY IMAGES, INC., a Delaware corporation (the "COMPANY"), and HEATHER BELL REDMAN, an individual residing at 3525 West Howe Street, Seattle, Washington 98199 (the "EMPLOYEE").

                                 W I T N E S S E T H:

            WHEREAS, the Employee is presently serving as Vice President, General Counsel and Secretary of PhotoDisc, Inc. ("PHOTODISC"); and

            WHEREAS, the Company seeks to employ the Employee and the Employee seeks to become employed by the Company; and

            WHEREAS, both parties desire that the terms and conditions of the Employee's employment with the Company be governed by the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

            1.     EMPLOYMENT AND DUTIES.

            (a) GENERAL. The Company hereby employs the Employee, effective as of the date hereof (the "EFFECTIVE DATE"), and the Employee agrees upon the terms and conditions herein set forth to serve, effective as of the Effective Date, as Senior Vice President, Secretary and General Counsel of the Company and shall perform all duties customarily appurtenant to such position. In such capacity, the Employee shall report directly and only to Jonathan Klein, or his successor. The Employee's principal place of business shall be Seattle, Washington.

            (b) SERVICES AND DUTIES. For so long as the Employee is employed by the Company, the Employee shall devote her full business time to the performance of her duties hereunder; shall faithfully serve the Company; shall in all respects conform to and comply with the lawful and good faith directions and instructions given to her by Jonathan Klein, or his successor, and the Board of Directors of the Company (the "BOARD"); and shall use her best efforts to promote and serve the interests of the Company.

            (c) NO OTHER EMPLOYMENT. For so long as the Employee is employed by the Company, she shall not, directly or indirectly, render services to any other person or organization for which she receives compensation without the prior approval of the Board. No such approval will be required if the Employee seeks to perform inconsequential services without direct compensation therefor in connection with the management of personal investments or in connection with the performance of charitable and civic activities, provided that such activities do not contravene the provisions of Section 6 hereof.

            2. TERM OF EMPLOYMENT. The term of the Employee's employment under this Agreement (the "TERM") shall commence on the Effective Date and continue until it is terminated by either party giving the other at least six months' written notice of termination of the Term; PROVIDED, HOWEVER, that in no event may a non-renewal notice be given prior to August 10, 1999; and PROVIDED FURTHER, HOWEVER, that, in any event, the Term shall not extend beyond the last day of the month in which the Employee attains age 65.

            3. COMPENSATION AND OTHER BENEFITS. Subject to the provisions of this Agreement, the Company shall pay and provide the following compensation and other benefits to the Employee during the Term as compensation for all services rendered hereunder and the covenants contained in Section 6 hereof:

            (a) SALARY. The Company shall pay to the Employee an annual salary (the "SALARY") at the initial rate of $175,000 (retroactive to February 1, 1998), payable to the Employee in accordance with the normal payroll practices of the Company for its employees as are in effect from time to time. The amount of the Employee's Salary shall be reviewed annually by the Company on or about April 1 of each year during the Term beginning in the 1999 calendar year and may be increased, but not decreased below such amount, on the basis of such review and then-current market practices.

            (b) ANNUAL BONUS. During the Term, the Employee shall be eligible for 1998 and each calendar year thereafter that begins within the Term to participate in an annual incentive bonus program established by the Company by March 31, 1998 in accordance with the policies of the Company, its subsidiaries and affiliates (hereinafter, collectively the "GROUP") and subject to such terms and conditions as may be approved annually by the Compensation Committee of the Board (the "COMPENSATION COMMITTEE"). Under the terms of the annual incentive bonus program, the Employee will be afforded the opportunity to earn up to 30% of her Salary (the "BONUS") in effect for the applicable calendar year, subject to the achievement of the performance targets for the Group established by the Compensation Committee for that year, to be paid on a pro-rata basis in the event that the Employee is employed for less than a full calendar year within the Term (for purposes of determining the 1998 bonus, the Employee shall be deemed to have commenced employment as of January 1, 1998).

            (c) STOCK OPTIONS. Effective as of the Effective Date, the Company shall grant the Employee an option (the "DEAL OPTION") to purchase 50,000 shares of the common stock of the Company pursuant to the terms of the Company's 1998 Stock Incentive Plan (the "OPTION PLAN"). The per share exercise price of the Deal Option shall equal the fair market value of a share of Common Stock on the Effective Date, as determined in accordance with the terms of the Option Plan. The Deal Option shall vest and become exercisable in full on February 1, 1999. Also effective as of the Effective Date, the Company shall grant the Employee an option (the "OPTION") to purchase 80,000 shares of the common stock of the Company pursuant to the terms of the Option Plan. The per share exercise price of the Option shall equal the fair market value of a share of Common Stock on the Effective Date, as determined in accordance with the terms of the Option Plan. The Option shall vest and become exercisable as to 25% on February 1, 1999; the remainder of the Option shall vest ratably on the first day of each month over the following three years. Except as otherwise specified herein, both the Deal Option and the Option shall be subject to the terms of the Option Plan and to such other terms and conditions as may be specified by the Compensation Committee in the form of a standard option agreement between the Company and the Employee.

            (d) EXPENSES. The Company shall pay or reimburse the Employee for all reasonable out-of-pocket expenses incurred by the Employee in connection with her employment hereunder in accordance with Group policy and expressly agrees that it will reimburse the Employee for her business class airfare on international flights that are over eight hours in duration taken in connection with Company business. Such expenses shall be paid upon the periodic submission of invoices and shall be paid reasonably promptly after the date of such invoice. The reimbursement of expenses under this Section 3(d) shall be subject to the Employee's providing the Company with such documentation of the expenses as the Company may from time to time reasonably request in accordance with the policies of the Group.

            (e) PENSION, WELFARE AND FRINGE BENEFITS. During the Term, the Employee shall be eligible to participate in the Company's pension, medical, disability and life insurance plans applicable to executives of the Company in accordance with the terms of such plans as in effect from time to time; PROVIDED, HOWEVER, that in no event shall the Employee's medical, disability and life insurance benefits be less favorable than those in effect for the Employee at PhotoDisc at the date of this Agreement.

            (f) LONG-TERM INCENTIVE PROGRAM. During the Term, the Employee shall participate in all long-term incentive plans and programs of the Group that are applicable to its senior executives in accordance with their terms and in a manner consistent with her position with the Company.

            (g) OTHER SPECIFIC BENEFITS. The Company shall install and pay the rental and unit charges attributable to a dedicated business telephone or ISDN line at her home. During the Term, the Company shall also pay for the Employee's purchase, line charge, rental and unit charges for her mobile phone. The Company shall provide the Employee with a computer modem to be installed at the Employee's home and a suitable desktop or laptop computer, as well as all ancillary equipment and maintenance therefor. In addition, the Company will pay for the cost of the Employee's membership in or subscriptions to the internet service provider of her choice. It is acknowledged that in no event is any of the foregoing intended to duplicate the equipment that PhotoDisc has previously provided to the Employee and these items shall only be provided to the extent that they are required for legitimate business reasons. In addition, the Company shall continue to provide parking benefits to Employee.

            (h) HOLIDAYS. In addition to the usual public and bank holidays, the Employee shall be entitled to twenty days' paid vacation annually, which shall be taken at such times as are approved by the Company. The Employee shall be permitted to carry forward any portion of her vacation time for up to one year and, upon the expiration of such one year period, the Employee shall be paid in lieu of such vacation days.

            4. TERMINATION OF EMPLOYMENT. Subject to the notice and other provisions of this Section 4, the Company shall have the right to terminate the Employee's employment hereunder, and she shall have the right to resign, at any time for any reason or for no stated reason.

            (a) TERMINATION FOR CAUSE; RESIGNATION WITHOUT GOOD REASON. (i) If, prior to the expiration of the Term, the Employee's employment is terminated by the Company for Cause or if the Employee resigns from her employment hereunder other than for Good Reason, she shall be entitled to payment of the pro rata portion of her Salary and accrued Bonus (for purposes of this Agreement, "ACCRUED BONUS" shall be determined using the number of days in the applicable calendar year that the Employee was employed by the Company and the applicable performance criteria under the bonus plan, in each case through the date of termination or resignation) through and including the date of termination or resignation, as well as any unreimbursed expenses. Except to the extent required by the terms of any applicable compensation or benefit plan or program or as otherwise required by applicable law, the Employee shall have no rights under this Agreement or otherwise to receive any other compensation or to participate in any other plan, program or arrangement after such termination or resignation of employment with respect to the year of such termination or resignation and later years.

            (ii) In addition, the Employee shall be entitled to retain the then-vested portion of her options to purchase shares of the Company's common stock as if she had remained an Employee until such options otherwise expire in accordance with their terms.

            (iii) Termination for "CAUSE" shall mean termination of the Employee's employment with the Company because of (A) willful, material or persistently repeated non-performance of the Employee's duties to the Company or the Parent (other than by reason of the incapacity of the Employee due to physical or mental illness) after notice by the Board of such failure and the Employee's non-performance and continued, willful, material or persistent repeated non-performance after such notice, (B) the indictment of the Employee for a felony offense, (C) fraud against the Group or any willful misconduct that brings the reputation of the Group into serious disrepute or causes the Employee to cease to be able to perform her duties, (D) any other material breach by the Employee of any material term of this Agreement, or (E) the Employee files for personal bankruptcy under the United States Bankruptcy Code.

            (iv) Termination of the Employee's employment for Cause shall be communicated by delivery to the Employee of a written notice from the Company stating that the Employee has been terminated for Cause, specifying the particulars thereof and the effective date of such termination. The date of a resignation by the Employee without Good Reason shall be the date specified in a written notice of resignation from the Employee to the Company. The Employee shall provide at least 45 days' advance written notice of resignation without Good Reason.

            (b) INVOLUNTARY TERMINATION. (i) If, prior to the expiration of the Term, the Company terminates the Employee's employment for any reason other than Disability or Cause or Employee resigns from her employment hereunder for Good Reason (collectively hereinafter referred to as an "INVOLUNTARY TERMINATION"), the Company shall pay to the Employee her Salary and accrued Bonus up to and including the date of such Involuntary Termination, as well as any unreimbursed expenses. In addition, the Company shall continue to pay to the Employee as severance (the "SEVERANCE PAYMENTS") in accordance with the Company's normal payroll practices, her Salary, at the rate in effect immediately prior to such Involuntary Termination, plus her maximum Bonus as described in Section 3(b), in each case for the greater of one year or the remainder of the Term.

            (ii) In the event of the Employee's Involuntary Termination, the Employee shall continue to participate on the same terms and conditions as are in effect immediately prior to such termination or resignation in the Company's health and medical plans provided to the Employee pursuant to Section 3(e) above at the time of such Involuntary Termination for a period equal to the greater of
(x) one year following the Involuntary Termination or (y) the remainder of the Term (the "CONTINUATION PERIOD"); PROVIDED, HOWEVER, that the Company shall have no obligation to continue to maintain during the Continuation Period any plan or program solely as a result of the provisions of this Agreement, but this obligation shall apply in respect of any substitute plan.

            (iii) In addition, in the event of the Employee's Involuntary Termination, all of the Employee's then-outstanding options to purchase shares of the Company's common stock shall continue to vest for the longer of (A) the remainder of the Term or (B) twelve months; PROVIDED, HOWEVER, that to the extent that any such option vests on an annual basis, the Employee shall also be vested as to a pro-rata portion of the next tranche through the longer of (A) the remainder of the Term, or (B) twelve months. The Employee shall be entitled to retain the vested portion of her options as if she remained an Employee until such options otherwise expire in accordance with their terms

            (iv) Resignation for "GOOD REASON" shall mean resignation by Employee because of (A) an adverse and material change in the Employee's duties, titles or reporting responsibilities, (B) a material breach by the Company of any term of the Agreement, (C) a reduction in the Employee's Salary or bonus opportunity or the failure of the Company to pay the Employee any material amount of compensation when due, (D) the assignment to Employee of any material duties that are inconsistent with those described in Section 1 of this Agreement without the Employee's consent, or (E) the Company's requirement that Employee perform a substantial portion of her duties outside the Seattle, Washington metropolitan area, except for travel in furtherance of the Company's business to an extent substantially consistent with her business travel as of the date of this Agreement, but acknowledging that the Company is now part of a larger international Group, without the Employee's prior written consent. The Company shall have 30 business days from the date of receipt of such notice to effect a cure of the material breach described therein and, upon cure thereof by the Company to the reasonable satisfaction of the Employee, such material breach shall no longer constitute Good Reason for purposes of this Agreement.

            (v) The date of termination of employment without Cause shall be the date specified in a written notice of termination to the Employee. The date of resignation for Good Reason shall be the date specified in a written notice of resignation from the Employee to the Company; PROVIDED, HOWEVER, that no such written notice shall be effective unless the cure period specified in Section 4(b)(iv) above has expired without the Company having corrected, to the reasonable satisfaction of the Employee, the event or events subject to cure.

            (vi) Anything in this Agreement to the contrary notwithstanding, no amounts shall be payable under this Section 4(b) if the Employee's employment with the Company ends at the expiration of the Term in accordance with the provisions of Section 2. Notwithstanding the foregoing, upon such expiration, all of the Employee's then-outstanding options to purchase the Company's common stock shall continue to vest for an additional twelve months; PROVIDED, HOWEVER, that to the extent that any such option vests on an annual basis, the Employee shall also be vested as to a pro-rata portion of the next tranche through the longer of (A) the remainder of the term or (B) twelve months. The Employee shall be entitled to retain the vested portion of her options as if she had remained an Employee until such options otherwise expire in accordance with their terms.

            (c) TERMINATION DUE TO DISABILITY. (i) In the event of the Employee's Disability (as hereinafter defined), the Company shall be entitled to terminate her employment upon providing the Employee with six months' prior written notice. In the case that the Company terminates the Employee's employment due to Disability, the Employee shall be entitled to receive, for the remainder of the Term, her Salary at the rate in effect immediately prior to the Disability, plus her maximum Bonus as described in Section 3(b), less any amounts paid to the Employee under any disability plan of the Company. In addition, the Employee shall continue to be covered by the Company's health and medical benefit plans as described in Section 3(e) for the remainder of the Term.

            (ii) In addition, in the event of the Employee's Disability, all of the Employee's then-outstanding options to purchase shares of the Company's common stock shall continue to vest for a period of the longer of (A) the remainder of the Term or (B) twelve months PROVIDED, HOWEVER, that to the extent that any such option vests on an annual basis, the Employee shall also be vested as to a pro-rata portion of the next tranche through the longer of (A) the remainder of the term or (B) twelve months. The Employee shall be entitled to retain the vested portion of her options as of she had remained an Employee until such options otherwise expire in accordance with their terms.

            (iii) As used in this Section 4(c), the term "DISABILITY" shall mean a physical or mental incapacity that substantially prevents the Employee from performing her duties hereunder and that has continued for at least six of the last twelve months and that can reasonably be expected to continue indefinitely. Any dispute as to whether or not the Employee is disabled within the meaning of the preceding sentence shall be resolved by a physician reasonably satisfactory to the Employee and the Company, and the determination of such physician shall be final and binding upon both the Employee and the Company.

            (d) DEATH. In the event of the Employee's death, the Employee's Beneficiary shall be entitled to receive, for the remainder of the Term, her Salary at the rate in effect immediately prior to her death, plus her maximum Bonus described in Section 3(b), less any death benefits which are provided under the terms of any plan, program or arrangement referred to in Section 3(e) applicable to the Employee at the time of death. In addition, the Employee's spouse and then-eligible dependents shall continue to be covered by the Company's health and medical benefit plans as described in Section 3(e) for the remainder of the Term. In addition, in the event of the Employee's death, all of the Employee's then-outstanding options to purchase shares of the Company's common stock shall continue to vest for a period of the longer of (A) the remainder of the Term or (B) twelve months; PROVIDED, HOWEVER, that to the extent that any such option vests on an annual basis, the Employee shall also be vested as to a pro-rata portion of the next tranche through the longer of (A) the remainder of the term or (B) twelve months. The Employee's estate shall be entitled to retain the vested portion of her options as if she had remained an Employee until such options otherwise expire in accordance with their terms.

            (e) BENEFICIARY. For purposes of this Agreement, except as provided in Section 3(e), "BENEFICIARY" shall mean the person or persons designated as the beneficiary of the Employee's account under the Company's 401(k) Plan, or, if no such person or persons are designated by the Employee, the Employee's estate. No Beneficiary designation shall be effective unless it is in writing and received by the Company prior to the date of the Employee's death.

            5.     LIMITATION ON PAYMENTS.

            Notwithstanding anything herein to the contrary, if any of the payments made hereunder would constitute a "PARACHUTE PAYMENT" (as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), and the net after-tax amount of the parachute payment is less than the net after-tax amount if the aggregate payments to be made to the Employee were three times her "BASE AMOUNT" (as defined in Section 280G(b)(3) of the Code), less $1.00, then the aggregate of the amounts constituting the parachute payment shall be reduced to an amount that will equal three times the base amount, less $1.00. The determinations to be made with respect to this Section 5 shall be made by an independent accounting firm of national standing (other than the Company's regular auditors). The accounting firm shall be paid by the Company for its services performed hereunder.

            6.     PROTECTION OF THE COMPANY'S INTERESTS.

            (a) NO COMPETING EMPLOYMENT. For so long as the Employee is employed by the Company and in circumstances where (i) the Employee receives a payment pursuant to Section 4(b)(i), continuing for the longer of one year period following her termination or the remainder of the Term, (ii) the Employee's employment is terminated for Cause or pursuant to Section 4(c), for the one year period following her termination or the remainder of the Term, if less, and (iii) the Employee's employment terminates due to a non-renewal of the Agreement pursuant to Section 2 or without Good Reason, for one year at the Company's option exercised within 10 business days of the termination (such notice shall bind the Company to continue to pay the Employee's Salary and maximum Bonus during such year (such period being referred to hereinafter as the "RESTRICTED PERIOD")), the Employee shall not, without the prior written consent of the Board, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any individual, partnership, firm, corporation or other business organization or entity that competes with the Group by providing any goods or services provided or under development by the Group at the effective date of the Employee's termination of employment under this Agreement; PROVIDED, HOWEVER, that this Section 6(a) shall not proscribe the Employee's ownership, either directly or indirectly, of either less than five percent of any class of securities which are listed on a national securities exchange or quoted on the automated quotation system of the National Association of Securities Dealers, Inc. or any other limited partnership investment over which the Employee has no control.

            (b) NO INTERFERENCE. During the Restricted Period, the Employee shall not, whether for her own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Company), intentionally endeavor to entice away from the Group or otherwise interfere with the relationship of the Group with, any key person or team who is employed by or otherwise engaged to perform services for the Group or any key person or team or entity who is, or was within the then most recent twelve-month period, a customer, client or supplier of the Group.

            (c) SECRECY. The Employee recognizes that the services to be performed by her hereunder are special, unique and extraordinary in that, by reason of her employment hereunder, she may acquire confidential information and trade secrets concerning the operation of the Group, the use or disclosure of which could cause the Group substantial losses and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, the Employee covenants and agrees with the Company that she will not at any time, except in performance of the Employee's obligations to the Company hereunder or with the prior written consent of the Board, directly or indirectly disclose to any person any confidential information that she may learn or has learned by reason of her association with the Group. The term "CONFIDENTIAL INFORMATION" means any information not previously disclosed to the public or to the trade by the Group with respect to the Company's, or any of its affiliates' or subsidiaries', products, facilities and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, product price lists, customer lists, financial information (including the revenues, costs or profits associated with any of the Group's products), business plans, prospects or opportunities.

            (d) EXCLUSIVE PROPERTY. The Employee confirms that all confidential information is and shall remain the exclusive property of the Group. All business records, papers and documents kept or made by the Employee relating to the business of the Group shall be and remain the property of the Group. Upon the termination of her employment with the Company or upon the request of the Company at any time, the Employee shall promptly deliver to the Company, and shall not without the consent of the Board retain copies of, any written materials not previously made available to the public, or records and documents made by the Employee or coming into her possession concerning the business or affairs of the Group; PROVIDED, HOWEVER, that subsequent to any such termination, the Company shall provide the Employee with copies (the cost of which shall be borne by the Employee) of any documents which are requested by the Employee and which the Employee has determined in good faith are
(i) required to establish a defense to a claim that the Employee has not complied with her duties hereunder or (ii) necessary to the Employee in order to comply with applicable law.

            (e) ASSIGNMENT OF DEVELOPMENTS. All "DEVELOPMENTS" (as defined below) that were or are at any time made, conceived or suggested by Employee, whether acting alone or in conjunction with others, during Employee's employment with the Group shall be the sole and absolute property of the Group, free of any reserved or other rights of any kind on the part of Employee. During Employee's employment and, if such Developments were made, conceived or suggested by Employee during her employment with the Group, thereafter, Employee shall promptly make full disclosure of any such Developments to the Group and, at the Group's cost and expense, do all acts and things (including, among others, the execution and delivery under oath of patent and copyright applications and instruments of assignment) deemed by the Group to be necessary or desirable at any time in order to effect the full assignment to the Group of Employee's right and title, if any, to such Developments. For purposes of this Agreement, the term "DEVELOPMENTS" shall mean all data, discoveries, findings, reports, designs, inventions, improvements, methods, practices, techniques, developments, programs, concepts, and ideas, whether or not patentable, relating to the activities of the Group of which Employee is as of the date of this Agreement aware or of which Employee becomes aware at any time during the Term, excluding any Development for which no equipment, supplies, facilities or confidential information of the Group was used and which was developed entirely on Employee's own time, unless (i) the Development relates directly to the business of the Group, (ii) the Development relates to actual or demonstrably anticipated research or development of the Group, or
(iii) the Development results from any work performed by Employee for the Group (the foregoing is agreed to satisfy the written notice and other requirements of Section 49.44.140 of the Revised Code of Washington).

            (f) INJUNCTIVE RELIEF. Without intending to limit the remedies available to the Company, the Employee acknowledges that a breach of any of the covenants contained in this Section 6 may result in material irreparable injury to the Group for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Employee from engaging in activities prohibited by this Section 6 or such other relief as may be required to specifically enforce any of the covenants in this Section 6. Without intending to limit the remedies available to the Employee, the Employee shall be entitled to seek specific performance of the Company's obligations under this Agreement.

            7.     GENERAL PROVISIONS.

            (a) SOURCE OF PAYMENTS. All payments provided under this Agreement, other than payments made pursuant to a plan which provides otherwise, shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established, and no other segregation of assets made, to assure payment. The Employee shall have no right, title or interest whatever in or to any investments which the Company may make to aid the Company in meeting its obligations hereunder. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company; PROVIDED, HOWEVER, that this provision shall not be deemed to waive or abrogate any preferential or other rights to payment accruing to the Employee under applicable bankruptcy laws by virtue of the Employee's status as an employee of the Company.

            (b) NO OTHER SEVERANCE BENEFITS. Except as specifically set forth in this Agreement, the Employee covenants and agrees that she shall not be entitled to any other form of severance benefits from the Company, including, without limitation, benefits otherwise payable under any of the Company's regular severance policies, in the event her employment hereunder ends for any reason and, except with respect to obligations of the Company expressly provided for herein, the Employee unconditionally releases the Company and its subsidiaries and affiliates, and their respective directors, officers, employees and stockholders, or any of them, from any and all claims, liabilities or obligations under this Agreement or under any severance or termination arrangements of the Company or any of its subsidiaries or affiliates for compensation or benefits in connection with her employment or the termination thereof.

            (c) TAX WITHHOLDING. Payments to the Employee of all compensation contemplated under this Agreement shall be subject to all applicable tax withholding.

            (d) NOTICES. Any notice hereunder by either party to the other shall be given in writing by personal delivery, or certified mail, return receipt requested, or (if to the Company) by telex or facsimile, in any case delivered to the applicable address set forth below:

            (i)    To the Company:      Getty Images, Inc.
                                        500 North Michigan Avenue
                                        Suite 1700
                                        Chicago, Illinois 60611

                                        With copies to:

                                        Shearman & Sterling
                                        599 Lexington Avenue
                                        New York, New York 10022
                                        Attn.: John J. Cannon, III, Esq.

                                        Shearman & Sterling
                                        555 California Street
                                        San Francisco, CA 94104
                                        Attn.: Christopher D. Dillon, Esq.

            (ii)   To the Employee:     Heather Bell Redman
                                        3525 West Howe Street
                                        Seattle, Washington 98199
or to such other persons or other addresses as either party may specify to the other in writing.

            (e) REPRESENTATION BY THE EMPLOYEE. The Employee represents and warrants that her entering into this Agreement does not, and that her performance under this Agreement and consummation of the transactions contemplated hereby will not, violate the provisions of any agreement or instrument to which the Employee is a party, or any decree, judgment or order to which the Employee is subject, and that this Agreement constitutes a valid and binding obligation of the Employee in accordance with its terms. Breach of this representation will render all of the Company's obligations under this Agreement void AB INITIO.

            (f) LIMITED WAIVER. The waiver by the Company or the Employee of a violation of any of the provisions of this Agreement, whether express or implied, shall not operate or be construed as a waiver of any subsequent violation of any such provision.

            (g) ASSIGNMENT; ASSUMPTION OF AGREEMENT. No right, benefit or interest hereunder shall be subject to assignment, encumbrance, charge, pledge, hypothecation or setoff by the Employee in respect of any claim, debt, obligation or similar process. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to assume expressly and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

            (h) AMENDMENT; ACTIONS BY THE COMPANY. This Agreement may not be amended, modified or canceled except by written agreement of the Employee and the Company. Any and all determinations, judgments, reviews, verifications, adjustments, approvals, consents, waivers or other actions of the Company required or permitted under this Agreement shall be effective only if undertaken by the Company pursuant to authority granted by a resolution duly adopted by the Board; PROVIDED, HOWEVER, that by resolution duly adopted in accordance with this Section 7(h), the Board may delegate its responsibilities hereunder to one or more of its members other than the Employee.

            (i) SEVERABILITY. If any term or provision hereof is determined to be invalid or unenforceable in a final court or arbitration proceeding, (i) the remaining terms and provisions hereof shall be unimpaired and (ii) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

            (j) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (determined without regard to the choice of law provisions thereof).

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                                          13

            (k) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters covered hereby and supersedes all prior agreements and understandings of the parties with respect to the subject matter hereof.

            (l) HEADINGS. The headings and captions of the sections of this Agreement are included solely for convenience of reference and shall not control the meaning or interpretation of any provisions of this Agreement.

            (m) COUNTERPARTS. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed an original, but both such counterparts shall together constitute one and the same document.

            (n) DISCIPLINARY AND GRIEVANCE PROCEDURES. For statutory purposes, there is no formal disciplinary procedure in relation to the Employee's employment. The Employee shall be expected to maintain the highest standards of integrity and behavior. If the Employee has any grievance in relation to her employment or is not satisfied with any disciplinary procedure taken in relation to her, she may apply in writing within 14 days of that decision to the Board, whose decision shall be final. The foregoing shall not be construed, however, to limit the Employee's remedies at law or otherwise.

            IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first written above.

                                        GETTY IMAGES, INC.


                                        By:
                                             --------------------------------
                                                 Name:
                                                 Title:


                                        EMPLOYEE


                                             --------------------------------
                                                 Heather Bell Redman





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